                                                                 EXHIBIT 10.19

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                                 LEASE AGREEMENT

                                 By and Between

                                  KAZA I, LTD.,
                           a Texas limited partnership

                                  (As Landlord)

                                       AND

                            DAVE & BUSTER'S I, L.P.,
                           a Texas limited partnership

                                   (As Tenant)

                                December 14, 2001

                                 Houston, Texas

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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.       Demise of Premises................................................   1

2.       Certain Definitions...............................................   1

3.       Title and Condition...............................................   4

4.       Use of Leased Premises; Quiet Enjoyment...........................   6

5.       Term..............................................................   7

6.       Rent..............................................................   7

7.       Net Lease; Non-Terminability......................................   8

8.       Payment of Impositions; Compliance with Legal Requirements and
         Insurance Requirements............................................   9

9.       Liens; Recording and Title........................................  10

10.      Indemnification and Waiver of Claims..............................  11

11.      Maintenance and Repairs...........................................  12

12.      Alterations.......................................................  13

13.      Condemnation......................................................  14

14.      Insurance.........................................................  17

15.      Restoration.......................................................  20

16.      Subordination to Financing........................................  22

17.      Assignment or Subleasing..........................................  23

18.      Permitted Contests................................................  23

19.      Conditional Limitations; Default Provisions.......................  24

20.      Additional Rights of Landlord and Tenant..........................  27

21.      Notices...........................................................  28

22.      Estoppel Certificates.............................................  30


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

23.      Surrender and Holding Over........................................  30

24.      No Merger of Title................................................  31

25.      Definition of Landlord............................................  31

26.      Hazardous Substances..............................................  31

27.      Entry by Landlord.................................................  33

28.      No Usury..........................................................  33

29.      Separability......................................................  33

30.      Miscellaneous.....................................................  34

31.      Additional Rent...................................................  35


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
                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "LEASE") made as of the 14th day of December 2001, by and between KAZA I, LTD., a Texas limited partnership, having an office at 10803 Keystone Bend, Austin Texas 78750 ("LANDLORD"), and DAVE & BUSTER'S I, L.P., a Texas limited partnership, having its principal office at 2481 Manana Drive, Dallas, Texas 75220 ("TENANT").

         In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

         1. Demise of Premises. Landlord hereby demises and leases to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property (the "LEASED PREMISES"): (i) the lot or parcel of land described on Exhibit A attached hereto and made a part hereof, together with the easements, rights, and appurtenances hereunto belonging or appertaining ("LAND"); (ii) the buildings, structures, and other improvements on the Land (collectively, the "IMPROVEMENTS"); and (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "EQUIPMENT"), excepting therefrom the Trade Fixtures (as hereinafter defined).

         2.       Certain Definitions.

                  "ADDITIONAL RENT" shall mean Additional Rent as defined in Paragraph 32.

                  "ADJOINING PROPERTY" shall mean all sidewalks, curbs, gores, and vault spaces adjoining the Leased Premises.

                  "ALTERATION" or "ALTERATIONS" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals, or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

                  "BASIC RENT" shall mean Basic Rent as defined in Paragraph 6.

                  "BASIC RENT PAYMENT DATES" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

                  "COMMENCEMENT DATE" shall mean the Commencement Date as defined in Paragraph 5.


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
                  "CONDEMNATION" shall mean a Taking and/or a Requisition.

                  "DEFAULT RATE" shall mean the Default Rate as defined in Paragraph 19(b)(iv).

                  "EQUIPMENT" shall mean the Equipment as defined in Paragraph
1.

                  "EVENT OF DEFAULT" shall mean an Event of Default as defined in Paragraph 19(a).

                  "IMPOSITIONS" shall mean the Impositions as defined in Paragraph 8.

                  "IMPROVEMENTS" shall mean the Improvements as defined in Paragraph 1.

                  "INSURANCE REQUIREMENT" or "INSURANCE REQUIREMENTS" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "WORK"), the term "INSURANCE REQUIREMENT" or "INSURANCE REQUIREMENTS" shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand Dollars ($100,000.00) and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

                  "LAND" shall mean the Land as defined in Paragraph 1.

                  "LAW" shall mean any constitution, statute, or rule of law.

                  "LEASED PREMISES" shall mean the Leased Premises as defined in Paragraph 1.

                  "LEGAL REQUIREMENT" or "LEGAL REQUIREMENTS" shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord, or the Leased Premises) and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including by way of example but not limitation changes required to comply with the "Americans with Disabilities Act of 1990", the "Texas Architectural Barriers Act", OSHA required safety modifications, and compliance with Texas


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
Health and Safety Code in regards fire extinguishers, fire escapes, rest rooms, sanitation, etc.) or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

                  "LENDER" shall mean an entity identified as such in writing to Tenant that makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

                  "LOAN" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

                  "MORTGAGE" shall mean a first priority mortgage or similar security instrument hereafter executed covering the Leased Premises from Landlord to Lender.

                  "NET AWARD" shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award.

                  "NET PROCEEDS" shall mean the entire proceeds of any insurance required under clauses (i), (iv), (v) or (vi) of Paragraph 14(a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

                  "NOTE" or "NOTES" shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

                  "PERMITTED ENCUMBRANCES" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements, and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).

                  "REPLACED EQUIPMENT" or "REPLACEMENT EQUIPMENT" shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Paragraph 11(d).

                  "REQUISITION" shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                  "RESTORATION" shall mean the Restoration as defined in Paragraph 13(c)(i).

                  "STATE" shall mean the State of Texas.


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
                  "TAKING" shall mean any taking of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemner in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

                  "TERM" shall mean the Term as defined in Paragraph 5.

                  "TERMINATION DATE" shall mean the Termination Date as defined in Paragraph 13(b)(i)(A).

                  "TRADE FIXTURES" shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) that are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

         3.       Title and Condition.

                  a.       The Leased Premises are demised and let subject to
(i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

                  b. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3 (b) have been (i) negotiated and are a material part of the consideration for this transaction, as the negotiated lease price and terms herein for the Leased Premises would have been re-negotiated and would have been higher and more stringent; (ii) contracted for in an 'arms-length' transaction wherein each of the parties


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
are/were of near equal bargaining power; (iii) duly and prominently pointed out, read by all parties, and fully understood by all parties (each party having or being advised to seek independent legal advice in interpreting the same); (v) were not the result of any unfair bargaining position, duress, coercion, threat or fraud; and (vi) were contracted for with the understanding that Tenant would rely solely upon Tenant's own experience, judgment, knowledge, inspection (by experts of Tenant's own choosing), investigation, appraisal, surveying, etc. Furthermore, the parties intended to negate any prior representations (whether puffing or otherwise - if not intentionally fraudulent) unless the same are included in the final documents as an express warranty, and which the parties thus disclaim any reliance upon any such oral representations and/or silence negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the Uniform Commercial Code as adopted by the State or any other law or regulation now or hereafter in effect or otherwise.

                  c. Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties, and indemnities, express or implied, and similar rights which Landlord may have, if any, against any architect, manufacturer, seller, engineer, contractor, subcontractor, supplier, or builder with respect to any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code as adopted by the State (collectively, the "GUARANTIES"). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any Guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d). Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument that Landlord may reasonably request. Any monies collected by Tenant under any of the Guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord; said monies will then be used by Landlord to cure (to the extent sufficient) any Event of Default for which the payment is applicable.

                  d. Landlord agrees to enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, "EASEMENTS") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any material diminution in the value or utility of the Leased Premises for use as an Entertainment/Food Use (as hereinafter defined) and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant's request shall also include Tenant's written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. Tenant agrees to reimburse Landlord upon demand for any and all expenses incurred by Landlord associated with the Easements.

                  e. Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises under and pay all expenses which the owner of the Leased Premises may be required to pay in accordance with any reciprocal easement agreement or any other agreement or document of record now or in the future (if expressly consented to in writing by Tenant) affecting the Leased Premises (herein referred to collectively as the "REA"), and that Tenant shall comply with all of the terms and conditions of any REA during the Term of this Lease. Tenant further covenants and agrees to indemnify, defend, and hold harmless Landlord and Lender against any claim, loss, or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any REA or comply with the terms and conditions of any REA as hereinabove provided during the Term of this Lease. Tenant agrees to reimburse Landlord or Lender upon demand for any and all expenses incurred by Landlord or Lender associated with the REAs.

         4.       Use of Leased Premises; Quiet Enjoyment.

                  a. Tenant may use the Leased Premises as an entertainment-recreation--amusement-restaurant-bar complex similar to other Dave & Buster's facilities in the United States providing goods and services, which goods and services may primarily include, but not be limited to, the provision, sale, rental, and use for pecuniary consideration, of virtual reality games, video games, so-called arcade games, rides and amusements, billiards, golf, play-for-fun blackjack, bowling, dance, nightclub and other amusements, food, beverages (alcoholic and non-alcoholic), party and catering facilities and play areas (some of which games, rides, etc. may provide for the opportunity to win prizes and/or other benefits, e.g., additional free games, by direct reward or through any other method, either directly or via a process of redemption) (any one or more of the foregoing uses is sometimes referred to herein as an "ENTERTAINMENT/FOOD USE"). The parties hereby recognize that this type of complex is in a constantly evolving state, as is the entertainment-recreation-amusement industry and that, provided Tenant operates the Dave & Buster's herein in a consistent manner as it is then operating substantially all other Dave & Buster's facilities in the United States, changes consistent with such evolution may occur. In no event shall the Leased Premises be used for any purpose (other than Entertainment/Food Use) that shall violate any Permitted Encumbrance or any covenants, REAs, restrictions, or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, REAs, restrictions, or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

                  b. Subject to Tenant's rights under Paragraph 18 hereof, Tenant shall not permit any unlawful occupation, business, or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements and shall not create any public or private nuisances. Subject to Tenant's rights under Paragraph 18, Tenant shall not use, occupy, or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.

                  c. Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

         5.       Term.

                  a. Subject to the provisions hereof Tenant shall have and hold the Leased Premises for an initial term commencing on December 14, 2001 (the "COMMENCEMENT DATE"), and ending November 30, 2021 (the "EXPIRATION DATE") (such initial term, together with any Renewal Term, hereinafter defined, which comes into effect as hereinafter provided, is herein called the "TERM").

                  b. Provided Tenant is not in default hereunder and this Lease has not been terminated or Tenant's right to possession terminated pursuant to the provisions of Paragraphs 13(b) or 19, Tenant shall have the option to renew this Lease for four (4) consecutive five (5) year periods (collectively, the "RENEWAL TERMS" and individually, a "RENEWAL TERM"). Tenant shall give the Landlord written notice ("RENEWAL TERM NOTICE") of its intent to renew the Lease at least twelve (12) months but not less than three (3) months prior to the Expiration Date or the expiration date of the first, second or third Renewal Term, as applicable. Each Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be the amounts determined in accordance with the schedule set forth in Exhibit B attached hereto and made a part hereof. If Tenant shall fail to timely give a Renewal Term Notice, then all options with regard to subsequent Renewal Terms shall expire and be null and void, but only after Landlord delivers to Tenant a written notice of failure to deliver the Renewal Term Notice, and ten (10) days from the date of the written notice in which Tenant may cure the failure. Notwithstanding the foregoing, if Tenant has failed to deliver a Renewal Term Notice, and Landlord fails to send Tenant a notice of its failure to deliver a Renewal Term Notice, all options with regard to subsequent Renewal Terms (other than the Renewal Term covered by Tenant's possible cure) shall expire and be null and void, without any further action required of Landlord.

         6.       Rent.

                  a. Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the amounts set forth in Exhibit B attached hereto ("BASIC RENT"), commencing on the Commencement Date for the succeeding, prorated month, and continuing regularly on the first (1st) calendar day of each month thereafter during the Term, in advance (the said days being called the "BASIC RENT PAYMENT DATES"), and shall pay the same at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Lender by wire transfer in immediately available federal funds to such account in such bank as Lender shall designate, from time to time.

                  b. Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

                  c. If any installment of Basic Rent is not paid by the fifth (5th) day after it is due, Tenant shall pay to Landlord, on demand, as Additional Rent, a late charge equal to five percent (5%) (the "Late Charge"). If not previously paid, the assessed Late Charge shall be added to the next maturing lease rental and first deducted therefrom.

                  d. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records, and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

         7.       Net Lease; Non-Terminability.

                  a. This is a net Lease and Basic Rent, Additional Rent, and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction, or defense.

                  b. Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease during the Term or any Renewal Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction, or defense of or to Basic Rent, Additional Rent, or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, and except for Landlord's gross negligence or willful acts, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation, or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4(c) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

                  c. Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

                  d. This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law to the extent permitted by applicable law and except for conditions arising from Landlord's negligent or willful acts (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

         8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

                  a.       i)       Subject to the provisions of Paragraph 18
hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge (all of the following being herein collectively called the "IMPOSITIONS"): all taxes of every kind and nature (including real, ad valorem, personal property) on or with respect to the Leased Premises; all charges and/or taxes for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term or any Renewal Term, against Landlord, Tenant, or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair, or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without


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
limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent. All signs, and other improvements placed on the Property by Tenant shall fully comply with the all applicable laws and/or regulations, and shall be neat and professional. Any sign permit fees charged for Tenant's "on premise" or "off premise" signs shall be paid by Tenant. Landlord shall have no duty to contest the validity of any law, regulation or ordinance pertaining to the Property, signs on same or business use thereof by Tenant. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.

                           ii)      Nothing herein shall obligate Tenant to pay,
and the term "IMPOSITIONS" shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord, (B) franchise, capital stock or similar taxes if any, of Landlord, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term or any Renewal Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments that become due and payable during the Term or any Renewal Term. Tenant shall prepare and file all tax reports required by governmental authorities that relate to the Impositions. Tenant shall deliver to Landlord and to Lender, within twenty (20) days after Landlord's written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term or any Renewal Term. Interruption or curtailment of any utility service shall not entitle Tenant to any claim against Landlord for any abatement in rent, and shall not constitute either constructive or partial eviction; and Landlord shall have no obligation to restore same.

                  b. Subject to the provisions of Paragraph 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

         9.       Liens; Recording and Title.

                  a. Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services, or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

                  b. Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

                  c. Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest, or lien in or upon the estate of Landlord in any of the Leased Premises.

         10.      Indemnification and Waiver of Claims.

         a. TENANT AGREES TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS LANDLORD AND LENDER FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED (EXCEPT BY GROSS NEGLIGENCE OR WILLFUL ACTS OF LANDLORD OR LENDER), ARISING FROM THE LEASED PREMISES OR THE USE, NON-USE, OCCUPANCY, CONDITION, DESIGN, CONSTRUCTION, MAINTENANCE, REPAIR, OR REBUILDING OF THE LEASED PREMISES, AND ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OF OR DAMAGE TO ANY PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING THEREFROM CONNECTED THEREWITH OR OCCURRING THEREON, WHETHER OR NOT LANDLORD AND LENDER HAVE OR SHOULD HAVE KNOWLEDGE OR NOTICE OF THE DEFECT OR CONDITIONS, IF ANY, CAUSING OR CONTRIBUTING TO SAID INJURY, DEATH, LOSS, DAMAGE OR OTHER CLAIM; EXCEPT TO THE EXTENT THAT ANY SUCH LIABILITY, LOSS, DAMAGE, PENALTY, COST, EXPENSE, CAUSE OF ACTION, SUIT, CLAIM, DEMAND OR JUDGMENT IS THE RESULT OF THE GROSS NEGLIGENCE OF LANDLORD OR LENDER OR THE INTENTIONAL WRONGFUL ACT OF LANDLORD OR LENDER. IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST LANDLORD OR LENDER BY REASON OF ANY SUCH CLAIM AGAINST WHICH TENANT HAS AGREED TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS PURSUANT TO THE PRECEDING SENTENCE, TENANT COVENANTS UPON NOTICE FROM LANDLORD AND LENDER TO RESIST OR DEFEND LANDLORD IN SUCH ACTION, WITH THE EXPENSES OF SUCH DEFENSE PAID BY TENANT, WITH COUNSEL FOR SUCH DEFENSE BEING REASONABLY ACCEPTABLE TO LANDLORD OR LENDER (AS APPLICABLE), AND LANDLORD AND LENDER (IF APPLICABLE) WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED SO TO DO BY TENANT.

         b. The obligations of Tenant under this Paragraph 10 shall survive for two years after the expiration or any termination of this Lease.

         c. WAIVER OF CLAIMS. TENANT AND LANDLORD WAIVE ANY AND ALL CLAIMS THEY MAY HAVE AGAINST EACH OTHER OR THEIR SUCCESSORS AND ASSIGNS FOR ANY ALLEGED OR PROVEN TORTIOUS BREACH OF CONTRACT IN REGARDS TO THIS LEASE; AND THEY BOTH AGREE THAT ANY CLAIMS HEREON SHALL BE LIMITED TO DAMAGES OR REMEDIES PROVIDED STRICTLY UNDER CONTRACT LAW AND NOT UNDER

TORT LAW OR COMMON LAW. THIS PROVISION SHALL CONTROL EVEN THOUGH A PARTY IS FOUND GUILTY OF GROSS NEGLIGENCE OR WILLFUL OR WANTON CONDUCT OR OMISSIONS.

         11.      Maintenance and Repairs.

                  a. Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including any Requisition period, put, keep, and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations, and structural components of the Leased Premises) and the Equipment in the same condition and order of repair as exists as of the date of this Lease, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11 (a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. To the extent proceeds or condemnation awards are made available, nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13(c) and 14(g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.

                  b. In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant shall immediately notify Landlord of such matter, and, at the request of Landlord, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or
(ii) take such action as shall be necessary to remove, construct or correct such violation, including, if necessary, to remove, construct or correct any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12 of this Lease.

                  c. If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may after thirty (30) days written notice given to Tenant and failure of Tenant to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. Tenant shall be afforded additional time to remedy the default in the event it is actively pursuing the remedy of the default in a timely and expeditious manner. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                  d. Tenant shall from time to time replace with other operational equipment or parts (the "REPLACEMENT EQUIPMENT") any of the Equipment (the "REPLACED EQUIPMENT") which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.

                  e. Notwithstanding the foregoing provisions of Section 11, Tenant shall not be required to undertake replacement of the roof, walls, footings, foundations, and structural components of the Leased Premises during the last two (2) years of the Term or the Renewal Term(s), as the case may be, provided that Tenant shall be required to replace same if replacement is required due to Tenant's negligence or willful acts. In the event Tenant elects not to undertake such replacement, Landlord shall have no obligations to undertake replacement of the roof, walls, footings, foundations, and structural components of the Leased Premises during the last two (2) years of the Term or the Renewal Term(s), as the case may be.

                  f. Other than as expressly provided herein, Landlord shall have no obligations for repairs, replacements, or maintenance of the Leased Premises.

         12.      Alterations.

                  a. Tenant shall not make Alterations which would (after the completion thereof) impair the structural integrity of the Leased Premises, without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of the following sentence.

                  b. In the event that Landlord gives its prior written consent to any Alterations, Tenant agrees that in connection with any
Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements by more than ten percent (10%); (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all

Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; and (viii) all Alterations shall be made (in the case of any Alteration the estimated cost of which in any one instance exceeds Two Hundred Fifty Thousand Dollars ($250,000.00)) under the supervision of an architect or engineer and, in accordance with plans and specifications which shall be submitted to Landlord (for informational purposes only) prior to the commencement of the Alterations.

         13.      Condemnation.

                  a. Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord and Lender thereof and Landlord and Lender shall be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant and Lender thereof and Tenant and Lender shall have the right to participate in such proceedings. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Tenant's interest in the Leased Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemner, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord or Lender are or would otherwise be entitled for the condemnation of Landlord's interest in the Leased Premises. Notwithstanding the foregoing, Tenant shall be entitled to any award or payment on account of Tenant's leasehold interest under this Lease only in the event of a Condemnation described in Paragraph 13(b)(i)(A) and then only to the extent that when such award, added to all other awards to which Tenant is entitled hereunder, is subtracted from the entire award in respect to all interests in the Leased Premises, the remainder exceeds the amount set forth on Exhibit C attached hereto and made a part hereof.

                  b.       (i)      (A)      If (I) the entire Leased Premises
or (II) at least ten percent (10%) of the applicable Land or the building constructed on the Land or any means of ingress, egress, or access to the Leased Premises, the loss of which even after Restoration would, in Tenant's reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant shall, not later than ninety (90) days after a Taking has occurred, serve notice ("TENANT'S TERMINATION NOTICE") upon Landlord and Lender of Tenant's intention to terminate this Lease on any Basic Rent Payment Date specified in such Tenant's Termination Notice, which date (the "TERMINATION DATE") shall be no sooner than the first Basic Rent Payment Date occurring at least thirty (30) days after the date of such Tenant's Termination Notice.

                                    (B)      In the event that during the Term
         or during the first twenty-four (24) months of the first Renewal Term Tenant shall serve a Tenant's Termination Notice upon Landlord, Tenant shall, as part of such Tenant's Termination Notice offer (which offer may be rejected by Landlord only with Lender's consent as set forth below in Paragraph 13(b)(i)(E) if the Leased Premises are then subject to a Mortgage) to purchase the Leased Premises and the award (or if no part of the Leased Premises shall remain, the entire award) for the applicable price (the "PURCHASE PRICE") computed in accordance with the schedule annexed hereto and marked Exhibit C plus all other amounts which may have accrued and be owing to Lender or Landlord under this Lease (the "ADDITIONS TO PURCHASE PRICE").

                                    (C)      If Landlord and Lender shall elect
         to reject Tenant's offer to purchase, Landlord shall give notice thereof to Tenant within thirty (30) days after the giving of Tenant's Termination Notice. Should said notices of Landlord and Lender rejecting Tenant's offer to purchase not be served within said period of thirty (30) days, then and in that event, the said offer shall be deemed rejected.

                                    (D)      Should an offer to purchase be
         rejected by Landlord and Lender, this Lease shall be terminated as above provided and the entire award made in the Condemnation proceeding with respect to the Leased Premises shall be paid to Lender or to Landlord.


                                    (E)      Unless an offer is deemed rejected
         based on lapse of time, Landlord's notice to reject Tenant's offer to purchase shall be void and of no effect unless accompanied by the written notice of Lender (if the Leased Premises are then subject to a Mortgage) to the effect that Lender also elects to reject Tenant's offer to purchase. Alternatively, if Lender elects to accept Tenant's offer to purchase by written notice to Tenant and Landlord delivered in accordance herewith, then, notwithstanding any notice by Landlord to the contrary, Tenant's offer to purchase shall be deemed accepted for all purposes hereof.

                           (ii) In the event that Landlord and Lender shall accept (or be deemed to have accepted) Tenant's offer to purchase, title shall close and the Purchase Price and Additions to Purchase Price shall be paid as hereinafter provided and in such event Tenant shall be entitled to and shall receive any and all awards with respect to the Leased Premises then or thereafter made in the Condemnation proceeding and Landlord shall assign (or in case of any award previously made, deliver to Tenant on the Closing Date) such award as may be made with respect to the Leased Premises. In the event Landlord and Lender shall accept Tenant's offer to purchase with respect to the Leased Premises (or such offer is deemed to have been accepted), title shall close thirty (30) days after the Termination Date hereinbefore defined (the "CLOSING DATE"), at noon at the local office of Landlord's counsel, or at such other time and place as the parties hereto may agree upon, this Lease shall be automatically extended to and including the Closing Date (or, if applicable, the extended Closing Date hereinafter described) and Tenant shall pay the Purchase Price and Additions to Purchase Price by transferring immediately available funds to such account or accounts and in such bank or banks as Lender or Landlord, shall designate, upon delivery to Tenant of a special warranty deed conveying the Leased Premises and all other required documents including an assignment of any award in connection with the taking of the Leased Premises. The special warranty deed shall convey title, free from encumbrances other than (A) Permitted Encumbrances,
         (B) liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (C) any installments of Impositions then affecting the Leased Premises, and (D) this Lease. The Purchase Price and Additions to Purchase Price payable as hereinabove provided shall be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant shall pay all conveyance, transfer, sales and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant shall also pay to Landlord any amount necessary to yield to Landlord a net amount equal to the entire Purchase Price and Additions to Purchase Price if as a matter of the Law of the State or locality such tax cannot be paid directly by Tenant). If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove, upon request made a reasonable time before the Closing Date, Landlord shall provide at the Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances. Landlord hereby appoints Lender, and any officer of Lender which is authorized by Lender at any time to exercise the powers granted herein, as Landlord's attorney-in-fact with full power of substitution, which appointment is irrevocable and coupled with an interest, for the purpose of taking such actions and executing and delivering such agreements, documents, deeds and other conveyance, certificates, closing statements and any and all other documents or instruments required to consummate the purchase by Tenant and sale by Landlord of the Leased Premises and award as provided herein and Tenant agrees to accept such appointment for the purpose of consummating such transactions.

                           (iii)    In the event that after the first
         twenty-four (24) months of the first Renewal Term, Tenant shall serve a Tenant's Termination Notice upon Landlord, this Lease and the applicable Renewal Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event the entire award to the made in the Condemnation proceeding shall be paid to Lender or to Landlord, in accordance with the Loan.

                  c.       i)       In the event of a Condemnation of any part
of the Leased Premises which does not result in a Termination of this Lease, subject to the requirements of Paragraph 15, and subject to agreement by Landlord's Lender, the Net Award of such Condemnation shall be retained by Landlord subject to the provisions of (c)(ii) below; and promptly after such Condemnation, Tenant shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11 (a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a "RESTORATION").

                           ii)      Upon the payment to Landlord of the Net
Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "RESTORATION AWARD") available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall, to the extent consented to by Lender, be paid to Tenant and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.

                           iii)     In the event of a Requisition of the Leased
Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, or any Renewal Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

                           iv)      In the event Landlord does not receive the
Net Award of a Taking which falls within the provisions of this Paragraph 13(c) based on the fact that Lender elects under the Loan to retain such Net Award of a Taking, Tenant shall none the less commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11 (a), 12 and 15.

                  d. Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13(a), 13(b) and 13(c), no agreement with any condemner in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of Lender, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld or delayed.

         14.      Insurance.

                  a. Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:

                           i)       Insurance against loss or damage to the
Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Leased Premises is located within a flood hazard area and which shall include earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Lender's request but not more frequently than once in any 12-month period, by agreement of Landlord, Lender, and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain reasonable exclusions and deductible amounts.

                           ii)      Commercial general liability insurance
(including contractual indemnity) against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called "occurrence basis," and shall provide minimum protection with a combined single limit in an amount not less than Two Million Dollars ($2,000,000.00) (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) and excess liability coverage of Ten Million Dollars ($10,000,000.00).

                           iii)     Worker's compensation insurance covering all
persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

                           iv)      During periods of war or national emergency,
war risk insurance in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable), when and to the extent obtainable from the United States Government or an agency thereof at reasonable cost.

                           v)       Insurance against loss or damage from
explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

                           vi)      Such additional and/or other insurance with
respect to the Improvements located on the Leased Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.

                  b. The insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poors of not less than A-, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall (except for the worker's compensation insurance referred to in Paragraph 14(a)(iii) hereof) name Landlord, Tenant, and any Lender as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

                  c.       Each insurance policy referred to in clauses (i),
(iv), (v), (and (vi) if requested by Lender) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of any Lender which holds a Mortgage on the Leased Premises. Each policy shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord and any Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy.

                  d. Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least thirty (30) days prior to the Expiration Date (as hereinafter defined) of each policy. Each such policy shall provide that it shall not expire until the Landlord and the Lender shall receive a notice from the insurer to the effect that a policy will expire on a date (the "EXPIRATION DATE") which shall be thirty (30) days following the date of the receipt by Landlord and Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Paragraph 14 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

                  e. Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

                  f. In the event of any casualty loss exceeding $100,000.00, Tenant shall give Landlord and Lender immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld or delayed, and Landlord and Lender shall have the right to join with Tenant therein. Provided Lender shall consent thereto, if the estimated cost of Restoration or repair shall be One Hundred Thousand Dollars ($100,000.00) or less, all proceeds of any insurance required under clauses (i), (iv), and (v) (and (vi) if requested by Lender) of Paragraph 14(a) hereof shall be payable to Tenant, provided that Tenant (or the guarantor of the Tenant's obligations under this Lease) at such time shall have a tangible net worth of not less than One Hundred Million Dollars ($100,000,000.00) as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to a Trustee which shall be a federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to

Lender (the "TRUSTEE"). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. Except as stated in Paragraph 14(g) below, in the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term or Renewal Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 11
(a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for Restoration, in accordance with the provisions of Paragraph 15. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11 (a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i),(iv),(v) or (vi), Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had such insurance program been in effect (the "TENANT INSURANCE PAYMENT").

                  g. Notwithstanding anything to the contrary contained herein, if all or substantially all of the Leased Premises are damaged or destroyed by fire or other casualty which, in the Tenant's good faith and reasonable judgment renders the Leased Premises unsuitable for Restoration to allow continued use and occupancy by the Tenant, then Tenant may elect to terminate the Lease, but only if such election is made within ninety (90) days of the casualty. If Tenant timely elects to terminate the Lease, then (i) if during the initial Term, the Tenant shall make a rejectable offer to purchase the Leased Premises following the same procedures outlined in Paragraph 13(b) of this Lease, and (ii) if during any Renewal Term, the Lease shall terminate, and Tenant shall assign all insurance proceeds to the Landlord.

         15. Restoration. Net Proceeds, Restoration Award and Tenant Insurance Payment (the aggregate of which being herein defined as the "RESTORATION FUND") shall be disbursed by the Trustee in accordance with the following conditions:

                  a. If the cost of Restoration will exceed $250,000.00, prior to commencement of the Restoration, the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the Casualty or Taking, whichever is applicable.

                  b. At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded, subject to the provisions of Paragraph 18 hereof.

                  c. Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.

                  d. Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

                  e. The Trustee may retain ten percent (10%) of the Restoration Fund until the Restoration is substantially complete.

                  f. The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender.

                  g. At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.

                  h. In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant.

         16.      Subordination to Financing.

                  a.       i)       Subject to the provisions of Paragraph
16(a)(ii), and subject to the execution and timely delivery to Tenant by Lender of an instrument in accordance with Paragraph 16(d), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

                           ii)      Except as expressly provided in this Lease
by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated, or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be used for Restoration in accordance with the provisions of this Lease.

                  b. Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force, insurance proceeds and Restoration Award shall be permitted to be used for restoration in accordance with the provisions of this Lease.

                  c. At any time prior to the expiration of the Term, or any Renewal Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term, or the applicable Renewal Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                  d. Each of Tenant, any owner and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.

         17.      Assignment or Subleasing.

                  a. Notwithstanding anything contained in this Lease to the contrary, Tenant may not assign its interest in this Lease without the prior written consent of Landlord, and Lender which may be withheld in the sole and absolute discretion of Landlord and Lender, unless such assignment is to a successor-by-merger or related or affiliated entity which, in either case, does not constitute a transfer of control of Tenant. For purposes hereof, an assignment shall include a transfer of control of Tenant. Tenant may not sublease the Demised Premises, in whole or in part, without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.

                  b. Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

                  c. Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. In the event Tenant collects any rents after an Event of Default which has not been cured in a timely basis, Tenant shall be deemed a constructive trustee of the rents for the benefit of Landlord or Lender as the case may be.

         18.      Permitted Contests.

                  a. After prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11 (b), so long as Tenant shall contest, in good faith and at its sole cost and expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy.

                  b. In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or
(iii) defeasance of its interest the Leased Premises.

                  c. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

         19.      Conditional Limitations; Default Provisions.

                  a. The occurrence of any one or more of the following events (any such event being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent which continues unremedied for a period of five (5) business days after written notice in accordance with Paragraph 21 below ("NONPAYMENT NOTICE") thereof given to Tenant by Landlord or Lender or Lender's designee, or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of ten (10) business days after a Nonpayment Notice is given to Tenant by Landlord or Lender or Lender's designee; (ii) failure by Tenant to perform and observe, or a violation or breach of, the provisions of Section 14 a. or Section 14 b, c, d, or e; (iii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) business days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) business days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of thirty (30) business days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) Tenant or any guarantor of Tenant's obligations hereunder shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (iv) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or any guarantor of Tenant's obligations hereunder or for the Leased Premises or approving a petition filed against Tenant or any guarantor of Tenant's obligations hereunder which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) business days after it is entered; (v) Tenant or any guarantor of Tenant's obligations hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) business days after such levy or attachment.

                  b. If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

                           i)       Landlord may give Tenant notice (following
the occurrence of an Event of Default) of Landlord's intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice). Upon the date therein specified, unless the Event of Default for which the termination is effected has been cured by Tenant, the Term or any Renewal Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term or any Renewal Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term or any Renewal Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.

                           ii)      Landlord may, whether or not the Term or any
Renewal Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice (following the occurrence of an Event of Default) to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord unless the Event of Default for which the termination is effected has been cured by Tenant. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

                           iii)     After repossession of any of the Leased
Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term or any Renewal Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises (but not including tenant improvement or construction allowances), reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and
(B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord's re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing repairs or maintenance in preparation for reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

                           iv)      If Tenant shall fail to make payment of any
installment of Basic Rent or any Additional Rent after the date when each such payment is due (after expiration of any applicable notice and cure periods), Tenant shall pay to Landlord, subject to the provisions of Section 28, a sum equal to two times the then current Prime Rate, as hereinafter defined, of the amount unpaid (the "DEFAULT RATE") computed from the date such payment of Basic Rent or Additional Rent was due to and including the date of payment. The term "PRIME RATE" shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time.

                           v)       Landlord may exercise any other right or
remedy now or hereafter existing by law or in equity, other than the right to accelerate rent except as provided in Paragraph 19(c). Any or all of the above remedies may be exercised by Landlord in event of Tenant's breaches hereof, and two or more remedies may be exercised simultaneously or following each other, without being deemed an estoppel, waiver or election of remedies. In addition, should Tenant fail, refuse or neglect to make any payment or perform any act required by the provisions of Section 14 a of this Lease or by Section 14.b, c, d or e of this Lease, then at any time thereafter, and without waiving or releasing any other right, remedy or recourse which Landlord may have because of same. Landlord or Lender may, but shall not be obligated to, make such payment or perform such act for the account of and at the expense of Tenant. All sums paid by Landlord or Lender pursuant to this Section 19 b(v), together with interest thereon at the maximum rate allowed by applicable law from the date of such payment or expenditure, shall constitute additions to the Additional Rent and shall be paid by Tenant upon demand.

                  c. In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term or any Renewal Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (1) Basic Rent, Additional Rent, and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to paragraph 19(b)(iii), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term or any Renewal Term would have expired by limitation had there been no such Event of Default.

                  d. In the event of a default by Landlord under this Lease, Tenant shall be entitled to all remedies available to it at law and equity; PROVIDED, however, Landlord shall have no personal liability with respect to any obligations arising from or in connection with this Lease, and Tenant shall look solely to Landlord's interest in the Leased Premises for satisfaction of all remedies of Tenant arising therefrom. Notwithstanding the foregoing, Landlord shall not be liable to Tenant unless Landlord fails to perform and observe, or a violates or breaches any other provision in this Lease and such default shall continue for a period of thirty (30) business days after written notice thereof is given by Tenant to Landlord, with a copy provided to Lender or Lender's designee to Landlord or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) business days, such period shall be extended for such longer time as is reasonably necessary provided that Landlord has commenced to cure such default within said period of thirty (30) business days and is actively, diligently and in good faith proceeding with continuity to remedy such default. If Landlord fails to cure said default, Tenant agrees that Lender shall have and additional thirty
(30) business days after written notice thereof is given by Tenant to Landlord, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) business days, such period shall be extended for such longer time as is reasonably necessary provided that Lender has commenced to cure such default within said period of thirty (30) business days and is actively, diligently and in good faith proceeding with continuity to remedy such default.

         20.      Additional Rights of Landlord and Tenant.

                  a. No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

                  b. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

                  c. Each of Tenant and Landlord (herein called "PAYING PARTY") agrees to pay to the other party (herein called "DEMANDING PARTY") any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this subparagraph will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant's right to recover such sums from Landlord being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of the Loan as constituted on the date hereof.

         21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "NOTICE" or "NOTICES") shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent by Federal Express, United Parcel or other nationally recognized overnight, air courier service.

                  To the Addresses stated below:

                           If to Landlord:

                           KAZA I, LTD.
                           c/o Mr. James A. Bieber
                           10803 Keystone Bend
                           Austin Texas 78750

                           With a copy to:

                           McLeroy, Alberts & Benjamin, P.C.
                           608 West 12th Street
                           Austin, Texas  78701
                           Attn: Christopher M. Benjamin

                           If to Tenant:

                           Dave & Buster's, Inc.
                           2481 Manana Drive
                           Dallas, Texas 75220
                           Attn: Legal Department

                           With a copy to:

                           Kane, Russell, Coleman & Logan, P.C.
                           3700 Thanksgiving Tower
                           1601 Elm Street
                           Dallas, Texas 75201
                           Attn: Scott A. Dyche

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen (15) days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

         22. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default or Event of Default by either Landlord or Tenant (v) the remaining Term or any Renewal Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Landlord, Tenant, Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

         23.      Surrender and Holding Over.

                  a. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Provided Tenant is not in default hereunder, Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or any Renewal Term shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

                  b. Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term or any Renewal Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred ten percent (110%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred fifty percent (150 %) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

         24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or an interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

         25.      Definition of Landlord.

                  a. Except as provided in Section 12(d) and anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally (except to the extent that it is necessary to name Landlord as a defendant in an action for equitable relief).

                  b. The term "LANDLORD" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

         26.      Hazardous Substances.

                  a. Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any "hazardous substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. Section 9601 et seq. (the "ACT"); but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local laws, rules or regulations governing "Hazardous Materials". "HAZARDOUS MATERIALS" as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. Section 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. Section 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under such federal, state or local statutes.

                  b. To the extent required by the Act and/or any federal, state or local laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises actually placed upon the Leased Premises by Tenant or its agents, contractors, invitees or employees during the Term and any Renewal Term. In addition to, and without limiting Paragraph 10 of this Lease Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners, beneficial owners, members and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental law with respect to the Leased Premises or Tenant's or any other person's or entity's prior ownership of the Leased Premises; (ii) the "release" or "threatened release" of or failure to remove, as required by this Paragraph 26, "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof, including any past or current release and any release or threatened release during the initial Term and any Renewal Term whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the initial Term or Renewal Term.

                  c. The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord which consent shall be in Landlord's sole and unfettered discretion. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of the Act or any other federal, state or local laws, rules or regulations governing Hazardous Materials.

         27. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two
(2) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11 (c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term (or any Renewal
Term) of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

         28. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

         29. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of an such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

         30.      Competition.

                  a. Tenant agrees that it shall not, during the Term of the Lease and any Renewal Term, either on its own or through any person, corporation, partnership, joint stock association, trust or other firm or entity which controls Tenant or is controlled by Tenant or is under common control with Tenant (and also, in the event Tenant is a corporation, if any officer or director thereof or shareholder owning more than ten percent (10%) of the outstanding stock thereof, or parent, subsidiary or related or affiliated corporation) either directly or indirectly, commence operation of any business similar to the business of Tenant in the Leased Premises, or in any other manner compete with the business provided herein to be conducted by Tenant at the Leased Premises, within a radius of five (5) miles of the Leased Premises, which Tenant acknowledges is a reasonable area for the purpose of this provision.

                  b. Notwithstanding Section 30(a), so long as no uncured Event of Default exists under this Lease, the provisions of Section 30(a) shall not apply.

         31.      Miscellaneous.

                  a. The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                  b. As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including," shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

                  c. Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.

                  d. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                  e. The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

                  f. This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

                  g. This Lease shall be governed by and construed according to the laws of the State.

                  h. Wherever the consent or approval of Landlord is required hereunder, Landlord agrees that it will not unreasonably withhold or delay such consent or approval, unless otherwise expressly stated herein.

                  i. The parties hereto warrant that the terms herein are intended to strictly comply with all applicable laws, including those federal and state consumer, commercial and credit code laws that may be applicable. Any violation thereof shall be deemed to have been made by bona fide error and to be a mutual mistake, requiring immediate reformation of this contract to fully comply with such laws. Said illegal provision shall be deemed amended ab initio to comport with the applicable laws. Further, Tenant shall fully comply with all felony criminal laws, the violation of which and conviction of same, if occurring on the premises, can at Landlord's option, amount to a forfeiture of this Lease. In particular, no illegal gambling or illegal drug activity shall be conducted on the premises.

                  j. By signing this Lease, the respective parties REPRESENT and WARRANT to the other party that it has the full power and authority to execute this Lease and thus bind the parties named herein. However, if counsel for either party reasonably requests verification of the other signer's authority (corporate resolution, etc.), the party receiving said request shall timely present the required documentation.

         32. Additional Rent. The term "ADDITIONAL RENT" as used herein includes all amounts, costs, expenses, liabilities and obligations (including but not limited to Tenant's obligation to pay any Net Awards or Purchase Price hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

                           LANDLORD:

                           KAZA I, LTD., a Texas limited partnership

                           By:      AMCAM, INC., a Texas corporation
                           Its:     General Partner

                                    By:      /s/ James A. Bieber
                                       -----------------------------------------
                                             James A. Bieber
                                    Its:     President

                           TENANT:

                           DAVE & BUSTER'S I, L.P.,
                           a Texas limited partnership

                           By:      Dave & Buster's, Inc.,
                                    a Missouri corporation, general partner


                                    By:      /s/ John S. Davis
                                       -----------------------------------------
                                    Name:    John S. Davis
                                         ---------------------------------------
                                    Title:   Vice President
                                          --------------------------------------

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

TRACT I

Being a 4.6716 acre tract of land situated in the Robert Vince Survey, Abstract 77, City of Houston, Harris County, Texas, and being a portion of Lots 103, 104 and 105 and all of Lots 106 and 107 of Glenhaven Estates as recorded by plat in Volume 16, Page 71 of the Map Records of Harris County, Texas, together with a portion of Lots 112, 113 and 114 of Glenhaven Estates, Section 2 as recorded by plat in Volume 19, Page 53 of the Map Records of Harris County, Texas, also being the same tract of land described in the Special Warranty Deed to EBE Realty, Inc. recorded under Harris County Clerk's File Number M850749, save and except that certain .0051 of an acre tract described in Quitclaim Deed from EBE Realty, Inc. to New RichFountain Properties, Inc. recorded under Harris County Clerk's File Number N466304, said 4.6716 acre tract of land being more particularly described as follows;

BEGINNING, at a 1 inch iron pipe found at the Northeast corner of said Lot 107 and on the south right-of-way line of Fairdale Lane (60' Right-Of-Way);

THENCE, with the easterly line of said Lot 107, South 02 degrees 22 minutes 42 seconds East, a distance of 400.00 feet to a 5/8 inch iron rod found for the southeast corner of Lot 107;

THENCE, North 87 degrees 27 minutes 51 seconds East, a distance of 15.00 feet to a 5/8 inch iron rod found for the northeast corner of said Lot 112, Glenhaven Estates, Section 2;

THENCE, with the easterly line of said Lot 112, South 02 degrees 32 minutes 09 seconds East a distance of 59.10 feet to a 5/8 inch iron rod with cap found for the corner in the northerly right-of-way line of Richmond Avenue (a 120 foot wide right-of-way), and the beginning of a non-tangent curve to the right;

THENCE, with the northerly right-of-way line of Richmond Avenue and said non-tangent curve to the right having a radius of 2000.00 feet, through a central angle of 05 degrees 19 minutes 04 seconds, a chord bearing of North 83 degrees 18 minutes 51 seconds West, a chord distance of 185.56 feet and an arc length of 185.63 feet to a 5/8 inch iron rod with cap found;

THENCE, continuing with the northerly right-of-way line of Richmond Avenue, North 80 degrees 39 minutes 19 seconds West, a distance of 116.39 feet to a 5/8 inch iron rod with cap found and the beginning of a curve to the left;

THENCE, northwesterly continuing with the northerly right-of-way line of Richmond Avenue, and with said curve to the left having a radius of 2120.00 feet, a central angle of 05 degrees 39 minutes 51 seconds, a chord bearing of North 83 degrees 29 minutes 15 seconds West, a chord distance of 209.50 feet and an arc length of 209.58 feet to a 5/8 inch iron rod with cap found for corner in the westerly line of the East one-half of said Lot 103, Glenhaven Estates, from which a found 5/8 inch iron rod with cap bears North 87 degrees 03 minutes 34 seconds West, 1.52 feet;

THENCE North 02 degrees 32 minutes 09 seconds West, departing the northerly right-of-way line of said Richmond Avenue with the westerly line of the East one-half of said Lot 103, a distance of 372.45 feet to a 5/8 inch iron rod found in the southerly right-of-way line of Fairdale Lane;

THENCE with the southerly right-of-way line of Fairdale Lane, North 87 degrees 27 minutes 51 seconds East, a distance of 490.05 feet to the POINT OF BEGINNING and containing 4.6716 acres (203,499 sq. ft.) of land.

TRACT II

Being a 0.9978 of an acre tract of land situated in the Robert Vince Survey, Abstract 77, City of Houston, Harris County, Texas, and being all of Lot 59 of Glenhaven Estates as recorded in Volume 16, Page 71 of the Map records of Harris County, Texas, also being the same tract of land described in the General Warranty Deed to EBE Realty, Inc. recorded under Harris County Clerk's File Number N564031, said 0.9978 of an acre tract of land being more particularly described as follows:

BEGINNING at a 5/8 inch iron rod with cap found, from which a found 5/8 inch iron rod bent bears North 29 degrees 19 minutes 49 seconds West, 0.38 feet, in the northerly right-of-way line of Fairdale Lane (60 foot right-of-way) for the southeast corner of said Lot 59;

THENCE, with said northerly right-of-way line, South 87 degrees 27 minutes 51 seconds West, a distance of 108.90 feet to a 5/8 inch iron rod with cap found for the southwest corner of said Lot 59, from which a found 5/8 inch iron rod with cap bears North 20 degrees 58 minutes 38 seconds West, 0.98 feet;

THENCE, departing said northerly right-of-way line, North 02 degrees 13 minutes 03 seconds West, a distance of 399.77 feet to a 5/8 inch iron rod with cap found at the corner common to Lots 58, 59, and 42 and the southwest corner of Winsome Apartments as recorded in Volume 260, Page 24 of the Harris County Map Records;

THENCE, North 87 degrees 36 minutes 21 seconds East, with the line common to said Lot 59 and said Winsome Apartments, a distance of 108.63 feet to the northeast corner of herein described tract, the southeast corner of said Winsome Apartments and the northwest corner of Lot 60 of said Glenhaven Estates said and to a found 5/8 inch iron rod with cap;

THENCE, South 02 degrees 15 minutes 20 seconds East, with the common line of said Lots 59 and 60, a distance of 399.50 feet to the POINT OF BEGINNING and containing 0.9978 of one acre (43,465 sq. ft.).

                                    EXHIBIT B

         Primary Initial Term: Twenty (20) years

         Number of Consecutive Renewal Terms: Four (4) (subject to Paragraph 5c)


         Duration of each Renewal Term: Five (5) years

         1. Basic Rent from the Commencement Date through the first anniversary of the Commencement Date shall be $1,009,355.00, payable in monthly installments of $84,112.92 each.


         2. Basic Rent shall increase annually on each anniversary of the Commencement Date by 1.35%, through and including any Renewal Terms. For example, Basic Rent for the first year after the first anniversary shall be $1,022,981.00, payable in monthly installments of $85,248.42 each. Basic Rent for the first year after the second anniversary shall be $1,036,791.00, and so on.

                                    EXHIBIT C

                    Casualty and Condemnation Purchase Price

                                   $8,777,000